PENNSYLVANIA ENTERPRISES, INC.
                        NOTICE OF GUARANTEED DELIVERY
                          OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common
Stock of Pennsylvania Enterprises, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE
ELIGIBLE INSTITUTION,  WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE
TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF  TRANSMITTAL  AND  CERTIFICATES
FOR SHARES TO THE  DEPOSITARY  WITHIN THE TIME  SHOWN  HEREIN.  FAILURE TO DO SO
COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

         To: Chemical Mellon SHareholder Services, L.L.C., Depositary


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
By Mail: ....................  By Facsimile Transmission:          By Hand or Overnight Courier:
Reorganization Department      (For Eligible Institutions Only)    Reorganization Department
P.O. Box 837                   (201) 296-4293                      120 Broadway
Midtown Station                To Confirm Receipt of Facsimile:    13th Floor
New York, NY 10018 ..........  (201) 296-4100                      New York, NY 10271


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


   The undersigned hereby tenders to Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), at the price per Share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 26, 1995, between the Company and Chemical Bank, as Rights Agent), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

__________________________________     _________________________________________
Certificate Nos.: (if available)                   Signature(s)


__________________________________     _________________________________________
                                             Names(s) (Please Print)
__________________________________
If Shares will be tendered by
book-entry transfer:
Name of Tendering Institution:         ________________________________________
                                                      Address

__________________________________     _________________________________________

Account No. _______  at (check one)    _________________________________________
                                            Area Code and Telephone Number

[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

                       PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED


             CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
            IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
              STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN
            ONE PRICE MUST COMPLETE A SEPARATE ELECTION FORM FOR EACH
                       PRICE AT WHICH SHARES ARE TENDERED.

             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[  ] The  undersigned  wants to   maximize  the   chance of having  the  Company
     purchase  all the Shares  the  undersigned  is  tendering  (subject  to the possibility of proration). Accordingly, by checking this one box INSTEAD OF
     ONE OF THE PRICE BOXES BELOW, the undersigned  hereby tenders Shares and is willing to accept  the  Purchase  Price  resulting  from the Dutch  auction tender process.  This action could result in receiving a price per Share as low as $37.00 or as high as $39.00.

               _______________________ OR ________________________

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER


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
[ ] $37.000    [ ] $37.500   [ ] $38.000   [ ] $38.500

[ ] $37.125    [ ] $37.625   [ ] $38.125   [ ] $38.625

[ ] $37.250    [ ] $37.750   [ ] $38.250   [ ] $38.750

[ ] $37.375    [ ] $37.875   [ ] $38.375   [ ] $38.875

                                           [ ] $39.000


                               CONDITIONAL TENDER

    UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (see Sections 6 and 13 of the Offer to Purchase).


Minimum number of Shares that must be purchased, if any are purchased:

                             ______________ Shares

                                    ODD LOTS


    To be completed ONLY if Shares are being tendered by or on behalf of persons owning beneficially an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan (as such terms are defined in the Offer to Purchase) and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996.

    The undersigned either (check one):

[ ] was  the  beneficial  owner  o f an  aggregate  of  fewer  than  100  Shares
    (including Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, all of which are tendered, or

[ ] is a broker, dealer,  commercial  bank, trust company or  other nominee that
    (i) is tende ring, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and is tendering all of such Shares.

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares (and associated Rights) being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date hereof.



__________________________________     _________________________________________
         Name of Firm                            Authorized Signature

__________________________________     _________________________________________
            Address                                     Name

__________________________________     _________________________________________
      City, State, Zip Code                             Title


__________________________________
  Area Code and Telephone Number


Dated: _____________________, 1996


                DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                  YOUR STOCK CERTIFICATES MUST BE SENT WITH
                          THE LETTER OF TRANSMITTAL.

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